This Form 3 is being filed by (i) CCMP Capital Investors II, L.P., a Delaware limited partnership ("CCMP Fund II"); (ii) CCMP Capital Investors (Cayman) II, L.P., a Cayman Islands limited partnership ("CCMP Cayman"); (iii) CCMP Capital Associates, L.P., a Delaware limited partnership ("CCMP LP"); (iv) CCMP Capital Associates GP, LLC, a limited liability company organized under the laws of Delaware ("CCMP GP") and (v) CCMP Capital, LLC, a limited liability company organized under the laws of Delaware ("CCMP Capital") and, collectively with CCMP Fund II, CCMP Cayman, CCMP LP and CCMP GP, the "CCMP Reporting Persons").

On August 8, 2006, RMK Acquisition Corporation, a Delaware corporation ("MergerCo"), RMK Finance LLC, a Delaware limited liability company ("SibCo"), and the Issuer entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which all of the outstanding shares of the Issuer's Class A Common Stock and Class B Common Stock (the "Issuer Common Stock") (other than any shares of the Issuer Common Stock owned by MergerCo, SibCo, ARAMARK Intermediate HoldCo Corporation or the Issuer, which will be contributed to MergerCo in exchange for MergerCo's common stock) would be converted into the right to receive $33.80 per share in cash. In separate Sponsor Equity Commitment Letters, dated August 8, 2006, each of GS Capital Partners V Fund, L.P., CCMP Fund II, J.P. Morgan Partners (BHCA), L.P., Thomas H. Lee Partners, L.P., Warburg Pincus Private Equity IX, L.P. or any of their affiliates (collectively, the "Sponsors") agreed, subject to certain conditions, to contribute an aggregate of $1.6 billion in cash to MergerCo in exchange for shares of common stock, par value $.10 per share, of MergerCo, solely for the purpose of funding the merger consideration pursuant to the Merger Agreement and to pay related expenses. In addition, Joseph Neubauer, Chairman of the Board of Directors and Chief Executive Officer of the Issuer, entered into a Rollover Equity Commitment Letter, dated as of August 8, 2006, pursuant to which Mr. Neubauer agreed, subject to certain conditions, to contribute approximately 8.5 million shares of Class A Common Stock to MergerCo in exchange for shares of MergerCo's common stock. In separate Letter Agreements, each dated as of August 8, 2006, each of the Sponsors (except J.P. Morgan Partners (BHCA), L.P.), and J.P. Morgan Partners, LLC unconditionally and irrevocably guaranteed to the Issuer, subject to certain conditions, a portion of MergerCo's payment obligations under the Merger Agreement, in each case subject to a cap of $30 million (except in the case of CCMP Fund II and J.P. Morgan Partners, LLC, for which the aggregate cap is $30 million). In addition, MergerCo, SibCo, Mr. Neubauer and the Sponsors, entered into an Interim Investors Agreement, dated as of August 8, 2006, which will govern their conduct in respect of these transactions between the time of the signing of the Merger Agreement and the effective time of the merger contemplated thereby or the termination of the Merger Agreement, whichever is earlier, including matters such as determining whether any closing condition contained in the Merger Agreement has been satisfied or shall be waived by MergerCo. As a result of these transactions the Sponsors and certain of their affiliates and Mr. Neubauer may be deemed to constitute a "group", within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that beneficially owns more than 10% of the outstanding shares of Issuer Common Stock. As a result and by reason of the provisions of Rule 16a-1 of the Exchange Act, the CCMP Reporting Persons may be deemed to be the beneficial owners of any securities that may be deemed to be beneficially owned by such persons. Each of the CCMP Reporting Persons disclaims beneficial ownership of all shares of Class A Common Stock and Class B Common Stock, including any such shares beneficially owned by Mr. Neubauer or the Sponsors. This Form 3 shall not be deemed an admission that any CCMP Reporting Person is a beneficial owner of any shares of Class A Common Stock or Class B Common Stock for purposes of Section 16 of the Exchange Act or for any other purpose or that any CCMP Reporting Person has an obligation to file this Form 3.

CCMP Fund II/ARAMARK Corporation

----------------------------------------------------------------------------------------------------------
                                                                                              Title of
                                                                                             Derivative
Name and Address of              Designated     Date of     Issuer Name,   Title and       Securities and
Reporting Person(1)              Reporter(1)     Event         Ticker      Amount of      Title and Amount
                                               Requiring     or Trading     Security       of Securities
                                               Statement       Symbol                        Underlying
                                                                                             Derivative
                                                                                             Securities
----------------------------------------------------------------------------------------------------------
CCMP Capital Investors           CCMP Capital   August 8,    ARAMARK      Not Applicable   Not Applicable
(Cayman) II, L.P.                Investors II,     2006     Corporation
c/o CCMP Capital, LLC                 L.P.                    ("RMK")
245 Park Avenue
New York, New York 10167
----------------------------------------------------------------------------------------------------------
CCMP Capital Associates, L.P.     CCMP Capital   August 8,    ARAMARK     Not Applicable   Not Applicable
c/o CCMP Capital, LLC            Investors II,     2006     Corporation
245 Park Avenue                       L.P.                    ("RMK")
New York, New York 10167
----------------------------------------------------------------------------------------------------------
CCMP Capital Associates GP, LLC   CCMP Capital   August 8,    ARAMARK     Not Applicable   Not Applicable
c/o CCMP Capital, LLC            Investors II,     2006     Corporation
245 Park Avenue                       L.P.                    ("RMK")
New York, New York 10167
----------------------------------------------------------------------------------------------------------
CCMP Capital, LLC                 CCMP Capital   August 8,    ARAMARK     Not Applicable   Not Applicable
245 Park Avenue                  Investors II,     2006     Corporation
New York, New York 10167              L.P.                    ("RMK")
----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------

                                  Ownership Form:    Nature of  Disclaims
Name and Address of                Direct (D) or     Indirect   Pecuniary
Reporting Person(1)                 Indirect (I)    Beneficial   Interest
                                                     Ownership
--------------------------------------------------------------------------
CCMP Capital Investors             Not Applicable  Not             Yes
(Cayman) II, L.P.                                  Applicable
c/o CCMP Capital, LLC
245 Park Avenue
New York, New York 10167
--------------------------------------------------------------------------
CCMP Capital Associates, L.P.      Not Applicable  Not             Yes
c/o CCMP Capital, LLC                              Applicable
245 Park Avenue
New York, New York 10167
--------------------------------------------------------------------------
CCMP Capital Associates GP, LLC    Not Applicable  Not             Yes
c/o CCMP Capital, LLC                              Applicable
245 Park Avenue
New York, New York 10167
--------------------------------------------------------------------------
CCMP Capital, LLC                  Not Applicable  Not             Yes
245 Park Avenue                                    Applicable
New York, New York 10167
--------------------------------------------------------------------------

Explanatory Note:

(1) The Designated Reporter is executing this report on behalf of all CCMP Reporting Persons, each of whom has authorized it to do so. Each of the CCMP Reporting Persons disclaims beneficial ownership of the Issuer's securities to the extent it exceeds such CCMP Reporting Person's pecuniary interest.


                                       2